Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned officers and directors of Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), does hereby constitute and appoint Jed A. Latkin as his or her agent and lawful attorney-in-fact, in his or her name and on his or her behalf, and in any and all capacities stated below:

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To sign and file with the United States Securities and Exchange Commission the Annual Report of the Company on Form 10-K (the “Annual Report”) for the fiscal year ended December 31, 2018, and any amendments or supplements to such Annual Report; and

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To execute and deliver any instruments, certificates or other documents which they shall deem necessary or proper in connection with the filing of such Annual Report, and generally to act for and in the name of the undersigned with respect to such filing as fully as could the undersigned if then personally present and acting.

Each agent named above is hereby empowered to determine in his discretion the times when, the purposes for, and the names in which, any power conferred upon him herein shall be exercised and the terms and conditions of any instrument, certificate or document which may be executed by him pursuant to this instrument.

This Power of Attorney shall not be affected by the disability of any of the undersigned or the lapse of time.

The validity, terms and enforcement of this Power of Attorney shall be governed by those laws of the State of Ohio that apply to instruments negotiated, executed, delivered and performed solely within the State of Ohio.

This Power of Attorney may be executed in any number of counterparts, each of which shall have the same effect as if it were the original instrument and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney effective as of March 15, 2019.

Signature	Title

/s/ Jed A. Latkin	Chief Executive Officer, Chief Operating Officer and Chief Financial Officer
Jed A. Latkin	(principal executive officer, principal financial officer and principal accounting officer)

/s/ Y. Michael Rice	Chairman of the Board of Directors
Y. Michael Rice

/s/ Claudine Bruck	Director
Claudine Bruck, Ph.D.

/s/ Adam D. Cutler	Director
Adam D. Cutler

/s/ S. Kathryn Rouan	Director
S. Kathryn Rouan, Ph.D.